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EXHIBIT 10.24

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STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE—NET
AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1.    Basic Provisions ("Basic Provisions").

        1.1    Parties:    This Lease ("Lease"), dated for reference purposes only, September 6, 2001, is made by and between SDG Commerce 201, LLC, a California limited liability company ("Lessor") and Golden State Vintners, Inc., a California corporation ("Lessee"), (collectively the "Parties", or individually a "Party").

        1.2(a)    Premises:    That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 1175 Commerce Boulevard, located in the City of American Canyon, County of Napa, State of California, with zip code 94589, as outlined on Exhibit A attached hereto ("Premises") and generally described as (describe briefly the nature of the Premises): Approximately 149,066 square feet of an approximately 200,928 square foot tilt-up concrete warehouse/distribution building.

        In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the building containing the Premises ("Building") or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Project." (See also Paragraph 2)

        1.2(b)    Parking:    prorata share of unreserved vehicle parking spaces ("Unreserved Parking Spaces"); and Seventeen (17) reserved vehicle parking spaces ("Reserved Parking Spaces"). (See also Paragraph 2.6)

        1.3    Term:    Twelve (12) years and Six (6) months ("Original Term") commencing November 1, 2001 ("Commencement Date") and ending April 30, 2010 ("Expiration Date"). (See also Paragraph 3)

        1.4    Early Possession:    October 1, 2001 ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3)

        1.5    Base Rent:    $67,825.00 per month ("Base Rent"), payable on the First day of each month commencing November 1, 2001. (See also Paragraph 4)

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If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

        1.6    Lessee's Share of Common Area Operating Expenses:    Seventy-Four & 19/100 percent (74.19%) ("Lessee's Share").

        1.7    Base Rent and Other Monies Paid Upon Execution:

    (a)
    Base Rent:    $67,825.00 for the period November 1, 2001 through November 30, 2001.

    (b)
    Common Area Operating Expenses:    $10,435.00 for the period 11/01/01 through 11/30/01.

    (c)
    Security Deposit:    $156,520.00 ("Security Deposit"). (See also Paragraph 5)

    (d)

    (e)
    Total Due Upon Execution of this Lease:    $234,780.00.

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Initials	Initials
© 1999-American Industrial Real Estate Association	REVISED	FORM MTN-2-2/99E

        1.8    Agreed Use:    Administrative office, wine barrel operation, bottling line, distribution and warehousing of wine related products. (See also Paragraph 6)

        1.9    Insuring Party.    Lessor is the "Insuring Party." (See also Paragraph 8)

        1.10

        1.12    Addenda and Exhibits.    Attached hereto is an Addendum or Addenda consisting of Paragraphs 1 through 23 and Exhibits A through C, all of which constitute a part of this Lease.

2.    Premises.

        2.1    Letting.    Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.

        2.2    Condition.    Lessor shall deliver that portion of the Premises contained within the Building ("Unit") to Lessee broom clean and free of debris on the Commencement Date, and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, and all other such elements in the Unit, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects. If a non-compliance with such warranty exists as of the Commencement Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee's sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, main plumbing, electrical and sewerage systems and/or bearing walls—see Paragraph 7).

        2.3    Compliance.    Lessor warrants that the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date ("Applicable Requirements"). Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:

          (a)  Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

          (b)  If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set out in Paragraph 7.1(d); provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

          (c)  Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

        2.5    Lessee as Prior Owner/Occupant.    The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

        2.6    Vehicle Parking.    Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor.

          (a)  Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

          (b)  Lessee shall not service or store any vehicles in the Common Areas.

          (c)  If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

        2.7    Common Areas—Definition.    The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

        2.8    Common Areas—Lessee's Rights.    Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

        2.9    Common Areas—Rules and Regulations.    Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations ("Rules and Regulations") for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

        2.10    Common Areas—Changes.    Lessor shall have the right, in Lessor's sole discretion, from time to time:

          (a)  To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

          (b)  To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

          (c)  To designate other land outside the boundaries of the Project to be a part of the Common Areas;

          (d)  To add additional buildings and improvements to the Common Areas;

          (e)  To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

          (f)    To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.    Term.

        3.1    Term.    The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

        3.3    Delay in Possession.    Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises as required by the Construction Rider attached hereto as Exhibit "C". If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee's right to cancel shall terminate. Except as otherwise provided, Lessor shall return all amounts held by Lessor under Paragraph 1.7, if possession is not tendered to Lessee by the Commencement Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee.

        3.4    Lessee Compliance.    Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Commencement Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Commencement Date, the Commencement Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.    Rent.

        4.1    Rent Defined.    All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

        4.2    Common Area Operating Expenses.    Lessee shall pay to Lessor during the term thereof, in addition to the Base Rent, Lessee's Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

          (a) "Common Area Operating Expenses" are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following:

    (i)
    The operation, repair and maintenance, in neat, clean, good order and condition of the following:

              (aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways,

      landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs and roof drainage systems.

              (bb) Exterior signs and any tenant directories.

              (cc) Any fire detection and/or sprinkler systems.

    (ii)
    The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

    (iii)
    Trash disposal, pest control services, property management, security services, and the costs of any environmental inspections.

    (iv)
    Reserves set aside for maintenance and repair of Common Areas.

    (v)
    Real Property Taxes (as defined in Paragraph 10).

    (vi)
    The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.

    (vii)
    Any deductible portion of an insured loss concerning the Building or the Common Areas.

    (viii)
    The cost of any Capital Expenditure to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such Capital Expenditure over a 12 year period and Lessee shall not be required to pay more than Lessee's Share of 1/144th of the cost of such Capital Expenditure in any given month.

    (ix)
    Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

          (b)  Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

          (c)  The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

          (d)  Lessee's Share of Common Area Operating Expenses shall be payable by Lessee within 10 days after a reasonably detailed statement of actual expenses is presented to Lessee. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12 month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee's payments under this Paragraph 4.2(d) during the preceding year exceed Lessee's Share as indicated on such statement, Lessor shall credit the amount of such over-payment against Lessee's Share of Common Area Operating Expenses next becoming due. If Lessee's payments under this Paragraph 4.2(d) during the preceding year were less than Lessee's Share as indicated on such statement, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.

        4.3    Payment.    Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any late charges which may be due.

5.    Security Deposit.    Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.    Use.

        6.1    Use.    Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed Use.

        6.2    Hazardous Substances.

          (a)    Reportable Uses Require Consent.    The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

          (b)    Duty to Inform Lessor.    If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

          (c)    Lessee Remediation.    Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

          (d)    Lessee Indemnification.    Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

          (e)    Lessor Indemnification.    Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its directors, officers, agents, employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

          (f)    Investigations and Remediations.    Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

          (g)    Lessor Termination Option.    If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.

        6.3    Lessee's Compliance with Applicable Requirements.    Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

        6.4    Inspection; Compliance.    Lessor and Lessor's "Lender" (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at a reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination.

7.    Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

        7.1    Lessee's Obligations.

          (a)    In General.    Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

          (b)    Service Contracts.    Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, (iii) clarifiers, and (iv) any other equipment, if reasonably required by Lessor. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

          (c)    Failure to Perform.    If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly reimburse Lessor for the cost thereof.

          (d)    Replacement.    Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this

  Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance at a rate that is commercially reasonable in the judgment of Lessor's accountants. Lessee may, however, prepay its obligation at any time.

        7.2    Lessor's Obligations.    Subject to he provisions of Paragraphs 2.2 (Condition, 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, main plumbing, electrical and sewerage systems, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

        7.3    Utility Installations; Trade Fixtures; Alterations.

          (a)    Definitions.    The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

          (b)    Consent.    Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month's Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month's Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

          (c)    Indemnification.    Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialman's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

        7.4    Ownership; Removal; Surrender; and Restoration.

          (a)    Ownership.    Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

          (b)    Removal.    By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

          (c)    Surrender, Restoration.    Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces that are broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures. Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.    Insurance; Indemnity.

        8.1    Payment of Premiums.    The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Commencement Date or Expiration Date.

        8.2    Liability Insurance.

          (a)    Carried by Lessee.    Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000, an "Additional Insured—Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

          (b)    Carried by Lessor.    Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

        8.3    Property Insurance—Building, Improvements and Rental Value.

          (a)    Building and Improvements.    Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence.

          (b)    Rental Value.    Lessor shall also obtain and keep in force a policy or polices in the name of Lessor with loss payable to Lessor and any Lender. insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

          (c)    Adjacent Premises.    Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

          (d)    Lessee's Improvements.    Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

        8.4    Lessee's Property; Business Interruption Insurance.

          (a)    Property Damage.    Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

          (b)    Business Interruption.    Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

          (c)    No Representation of Adequate Coverage.    Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

        8.5    Insurance Polices.    Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V. as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance polices. Lessee shall, prior to Start Date, deliver to Lessor certified copies of polices of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such polices, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such polices shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

        8.6    Waiver of Subrogation.    Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and wave their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

        8.7    Indemnity.    Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defend or indemnified.

        8.8    Exemption of Lessor from Liability.    Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.    Damage or Destruction.

        9.1    Definitions.

          (a)    "Premises Partial Damage"    shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month's Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

          (b)    "Premises Total Destruction"    shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month's Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

          (c)    "Insured Loss"    shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

          (d)    "Replacement Cost"    shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

          (e)    "Hazardous Substance Condition"    shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

        9.2    Partial Damage—Insured Loss.    If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $5,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the forgoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available. Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

        9.3    Partial Damage—Uninsured Loss.    If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

        9.4    Total Destruction.    Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

        9.5    Damage Near End of Term.    If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by: (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

        9.6    Abatement of Rent; Lessee's Remedies.

          (a)    Abatement.    In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be preformed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

          (b)    Remedies.    If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

        9.7    Termination; Advance Payments.    Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

        9.8    Waive Statutes.    Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.    Real Property Taxes.

        10.1    Definition.    As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project or any portion thereof or a change in the improvements thereon. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

        10.2    Payment of Taxes.    Lessor shall pay the Real Property Taxes applicable to the Project, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

        10.3    Additional Improvements.    Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request.

        10.4    Joint Assessment.    If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

        10.5    Personal Property Taxes.    Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.    Utilities.    Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor's sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Lessor may increase Lessee's Base Rent by an amount equal to such increased costs.

12.    Assignment and Subletting

        12.1    Lessor's Consent Required.

          (a)  Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent.

          (c)  The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

          (d)  An assignment or subletting without consent shall, at Lessor's options, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

          (e)  Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

        12.2    Terms and Conditions Applicable to Assignment and Subletting.

          (a)  Regardless of Lessor's consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

          (b)  Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

          (c)  Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

          (d)  In the event of any default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

          (e)  Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 or 10% of the current monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

          (f)    Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations are as contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

        12.3    Additional Terms and Conditions Applicable to Subletting.    The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a)  Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

          (b)  In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

          (c)  Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

          (d)  No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (e)  Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.    Default; Breach; Remedies.

        13.1    Default; Breach.    A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A "Breach" is defined as the occurrence of any one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

          (a)  The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

          (b)  The failure by Lessee to make any payment of Rent or Security Deposit required to be made by Lessee hereunder, whether to Lessee or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.

          (c)  The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

          (d)  A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

          (e)  The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

          (f)    The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

          (g)  If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

        13.2    Remedies.    If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

          (a)  Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

          (b)  Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

          (c)  Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

        13.3    Inducement Recapture.    Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions", shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

        13.4    Late Charges.    Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

        13.5    Interest.    Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due or non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest ("Interest") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus 4%, but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

        13.6    Breach by Lessor.

          (a)  Notice of Breach.    Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed: provided, however, that if the nature of Lessor's obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

          (b)  Performance by Lessee on Behalf of Lessor.    In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent an amount equal to the greater of one month's Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.    Condemnation.    If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If any of the floor area of the Premises, or more than 25% of the Lessee's Reserved Parking Spaces, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If

Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that the Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

16.    Estoppel Certificates.

        (a)  Each Party (as "Responding Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

        (b)  If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if the Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrances may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

        (c)  If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.    Definition of Lessor.    The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6.2 above.

18.    Severability.    The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.    Days.    Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20.    Limitation on Liability.    Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.    Time of Essence.    Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.    No Prior or Other Agreements; Broker Disclaimer.    This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.    Notices.

        23.1    Notice Requirements.    All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

        23.2    Date of Notice.    Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.    Waivers.    No waiver by Lessor or the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof.

Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

26.    No Right To Holdover.    Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Leassee.

27.    Cumulative Remedies.    No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.    Covenants and Conditions; Construction of Agreement.    All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.    Binding Effect; Choice of Law.    This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.    Subordination; Attornment; Non-Disturbance.

        30.1    Subordination.    This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holder of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

        30.2    Attornment.    In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Lessee and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor's obligations hereunder, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

        30.3    Non-Disturbance.    With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee's option, terminate this Lease.

        30.4    Self-Executing.    The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.    Attorneys' Fees.    If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract, or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs, and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32.    Lessor's Access; Showing Premises; Repairs.    Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times and with reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or during the last six (6) months of the term, tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "For Sale" signs and Lessor may during the last 6 months of the term hereof place on the Premises any ordinary "For Lease" signs. Lessee may at any time place on the Premises any ordinary "For Sublease" sign.

33.    Auctions.    Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.    Signs.    Except for ordinary "For Sublease" signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor's prior written consent. All signs must comply with all Applicable Requirements.

35.    Termination; Merger.    Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.    Consents.    Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgement that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37.    Guarantor.

        37.1    Execution.    The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

        37.2    Default.    It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38.    Quiet Possession.    Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.    Options.    If Lessee is granted an option, as defined below, then the following provisions shall apply.

        39.1    Definition.    "Option" shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

        39.3    Multiple Options.    In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

        39.4    Effect of Default on Options.

          (a)  Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee),

  (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

          (b)  The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

          (c)  An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee 3 or more notices of separate Default during any 12 month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40.    Security Measures.    Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41.    Reservations.    Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

        42.    Performance Under Protest.    If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

        43.    Authority.    If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.

        44.    Conflict.    Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

        45.    Offer.    Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

        46.    Amendments.    This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

        47.    Multiple Parties.    If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

        48.    Waiver of Jury Trial.    The Parties hereby waive their respective rights to trial by jury in any action or proceeding involving the Property or arising out of this Agreement.

        49.    Mediation and Arbitration of Disputes.    An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☒ is ☐ is not attached to this Lease.

  LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

        ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

        1.    SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

        2.    RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

        WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

        The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Madera, California	Executed at:	Napa County, California

on:	September 6, 2001	on:	September 6, 2001

By LESSOR:		By LESSEE:
SDG Commerce 201, LLC, a California		Golden State Vintners, Inc., a California

limited liability company		corporation

By:	/s/ PETER T. STRAVINSKI 9/11/01	By:	/s/ JEFFREY B. O'NEILL
Name Printed:	Peter T. Stravinski	Name Printed:	Jeffrey B. O'Neill
Title:	Manager	Title:	Chief Executive Officer
By:		By:

Name Printed:		Name Printed:

Title:		Title:

Address:	413 West Yosemite Avenue, Suite 105	Address:	607 Airpark Road
	Madera, California 93637		Napa, California 94558

Telephone:	(559) 674-0906	Telephone:	(707) 254-4900
Facsimile:	(559) 661-7506	Facsimile:	(707) 254-4920
Federal ID No.	77-0555684	Federal ID No.	94-0358460

  These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 700 So. Flower Street, Suite 600, Los Angeles, CA 90017.

(213) 687-8777

©Copyright 1999 By American Industrial Real Estate Association.
All rights reserved.
No part of these works may be reproduced in any form without permission in writing.

EXHIBIT "A"

[MAP]

EXHIBIT "B"

GOLDEN STATE VINTNERS
COMMERCE 201 WAREHOUSE OFFICE TENANT IMPROVEMENTS
FINISH SPECIFICATIONS
July 23, 2001

        3,649 sf offices includes two (2) entry/waiting areas, reception area, two (2) men and two (2) women's restrooms, janitors closet, two (2) storage/computer rooms, two (2) break rooms, conference room, work room, two (2) large open office areas and five (5) individual offices.

Walls:	3 5/8" metal stud with 1/2" sheetrock both sides, exterior office walls to be fourteen (14) foot high with sheetrock and boxed studs at 4' o.c. to the roof structure.
Wall Finish:	Spray knockdown texture. Orange peel texture at the restrooms and janitors closet.
Insulation:
Sound—	R-11 unfaced fiberglass batt insulation in all interior partition walls.
Thermal—	R-11 unfaced fiberglass batt insulation in demising wall between office and warehouse. R-19 unfaced fiberglass batt insulation at ceilings.
Hardware:	Standard office commercial grade ("Schlage—D Series" or equal), satin chrome privacy/passage lever latch set.
Doors:	3'0" x 6'8" sold core stain grade oak wood doors with aluminum door frames. Hollow metal door and frame at the entries to the warehouse.
Flooring:	Carpet to be 26 oz. level loop direct glue carpet (based on $24.00/sy allowance). Coved sheet vinyl (based on $4.00/sf allowance) at the break rooms. Tile see below.
Base:	4" vinyl top set base ("Burke" or equal) at carpet and warehouse side of the office walls.
Window Coverings:	None.
Ceilings:
Standard 2' x 4' non-directional fissure white acoustical tile ("Armstrong—White Cortega" or equal) with standard white 15/16" x 2' x 4' grid system with 2' x 2' tile at the entry/waiting area as shown. Sheetrock with spray knockdown texture finish at the entry/waiting soffit, and orange peel texture at the restroom and janitor closet ceilings.
Paint:
Wall/Ceiling—	1 coat sealer/1 coat flat or semi-gloss latex.
Doors—	painted with two (2) coats latex enamel paint or stained and lacquered as shown.
Cabinets—	stained and lacquered.
Cabinet:	Stain grade oak cabinetry with slab style doors, melamine interiors, concealed hinges, & wire pulls
Countertops:	Plastic laminate ("Wilsonart" or "Formica") with a 4" backsplash as shown. "Corian" at the entry/waiting high counter (+/- 16 sf).

Sinks:
22" x 25" standard stainless steel sink with standard chrome single lever kitchen faucet at the conference and break rooms. 19" x 16" oval cast iron sink or wall mounted sink (white) with chrome handicapped level faucet at restrooms. All faucets to have hot and cold water.
Ceramic Tile:
Restroom wall—	Standard color selection 4" x 4" direct glue on ceramic tile ("Dal-tile" or equal) to 4'-6" high.
Restroom floor—	Standard color selection 2" x 2" direct glue on ceramic tile ("Dal-tile" or equal).
Entry—	Standard color selection 12" x 12" direct glue on ceramic tile ("Dal-tile" or equal).
Toilet Partitions:	Toilet compartments to be floor mounted with a baked enamel finish and chrome hardware.
Toilet Accessories:	"Bobrick" or equal with brushed chrome finish.
Toilets:	Floor mounted bladder tank type elongated bowl toilet (white).
Kitchen Appliances:	"General Electric" or equal with standard color finish.
Fire Sprinklers:	Heads to be semi-recessed with a chrome finish, centered on ceiling tiles.
H.V.A.C.:	Zoned heating and cooling (12 tons total) with ducted supply and return grilles and programmable thermostats. Exhaust fans at the restrooms.
Electrical:
Electrical outlets, switches and lights per Electrical Code. Emergency lighting per Code. Combination phone/data ring and conduit stubbed above the ceiling (one per office or work station). General office lighting to be 2' x 4' lay-in 3-tube fluorescent fixtures with prismatic acrylic lenses.
Fire Alarm:	None.

EXHIBIT C

ATTACHED TO AND FORMING A PART OF
STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE—NET
DATED AS OF SEPTEMBER 6, 2001
BETWEEN
SDG COMMERCE 201 LLC, AS LESSOR,
AND
GOLDEN STATE VINTNERS, INC., AS LESSEE ("LEASE")

CONSTRUCTION RIDER

        1.    Definition of Work.    The terms "Office Improvements," "Lessor Warehouse Improvements" and "Lessee Warehouse Improvements" are defined in Lease Addendum No. 1 to the Lease. The term, "Basic Warehouse Improvements" means the warehouse improvements undertaken by Lessor before making any modifications desired by Lessee: the Basic Warehouse Improvements are described in a design review permit from the City of American Canyon (Design Review Permit No. DPR 2000-07, approved on July 13, 2000), and a building permit (Building Permit No. C-0012-001, issued on January 25, 2001).

        2.    Designation of Architect and Contractor.    Dale Rutherford, AIA (the "Architect") is the architect for the work to be done under this Construction Rider. Industrial & Commercial Contractors, L.P. ("ICC") is the general contractor for the work to be done under this Construction Rider.

        3.    Lessee Warehouse Improvements.

          3.1.  Except as provided in paragraph 3.2, the Lessee Warehouse Improvements are not included within the scope of this Construction Rider.

          3.2.  Lessor and Lessee have identified certain elements of the Lessee Warehouse Improvements that Lessor has or will undertake concurrent with and as part of the construction of the warehouse and its supporting infrastructure (the "Lessee Improvements to be Constructed by Lessor"), which are described in Schedule 1 attached hereto. Upon the execution of this Construction Rider, Lessee will pay Lessor the sum of $94,939 ($169,939 - $75,000 = $94,939) for the Lessee Improvements to be Constructed by Lessor.

        4.    Plans for Office Improvements.

          4.1.  Exhibit 'A' to the Lease describes the location where the Office Improvements are to be made and Exhibit 'B' to the Lease describes the Office Improvements in sufficient detail to enable the Architect to prepare the plans that will be submitted to the building official for a building permit for the Office Improvements (the "Preliminary Office Improvement Plans"), which will include the design work of design-build subcontractors selected by ICC.

          4.2.  As soon as reasonably practicable after execution and delivery of the Lease, Lessor will cause the Architect to prepare and/or compile the Preliminary Office Improvement Plans. Lessor will submit the Preliminary Office Improvement Plans to Lessee for approval, which approval Lessee will not withhold if the Preliminary Office Improvement Plans are consistent with Exhibit 'B' to the Lease. Lessee will respond to the Preliminary Office Improvement Plans within three (3) days after receipt thereof, either approving them as delivered or specifying any changes or modifications required to be made to conform them to Exhibit 'B' to the Lease. If the Preliminary Office Improvement Plans are required to be modified to conform them to Exhibit 'B' to the Lease, the Architect will modify them within three (3) days after receipt of Lessee's specifications of the required modifications.

          4.3.  Lessor shall proceed with reasonable diligence to submit the Preliminary Office Improvement Plans prepared pursuant to paragraph 4.2. to the building official for a building permit. If the building official requires any modifications thereto to conform to the building official's interpretation of the applicable building code and ordinances, the changes will be made.

  The plans on which the building permit for the Office Improvements is issued are herein referred to as the "Office Improvement Plans."

          4.4.  Lessor and Lessee have agreed on the price of the Office Improvements, the allocation of costs thereof between Lessor and Lessee, and the method of payment for Lessee's share thereof in excess of the allowance, all of which is set out the schedule captioned "Allocation and Payment of Office Improvement Costs," attached hereto as Schedule 2.

        5.    Lessor Warehouse Improvements.

          5.1.  The parties agree that the Lessor Warehouse Improvements are adequately described in the Lease and that Lessee requires no further review or right of approval of the specific plans for that work.

          5.2.  Lessor shall proceed with reasonable diligence to obtain from the building official the permit necessary for the construction of the Lessor Warehouse Improvements. Lessor shall be solely responsible for the cost of design, construction and installation of the Lessor Warehouse Improvements.

        6.    Construction.

          6.1.  Lessor has already begun the work of constructing the Basic Warehouse Improvements and the Lessee Improvements to be Constructed by Lessor, and Lessor will proceed with reasonable diligence to complete that work.

          6.2.  As soon as Lessor has obtained the building permit(s) necessary for the Office Improvements and the Lessor Warehouse Improvements, Lessor will proceed with reasonable diligence to undertake and complete that work.

        7.    Progress Inspection.

          7.1.  Lessee's Field Representative and Lessor's Field Representative shall conduct a joint walkthrough of the work of construction at least once each two (2) weeks, or more often at the request of either Lessor or Lessee, to observe the progress of the work and to inform Lessor of any problems or deficiencies with the work. Either party may have other representatives accompany the field representatives during the walk-throughs.

          7.2.  At the conclusion of each walk-through pursuant to Section 7.1, Lessee's and Lessor's Field Representatives shall each prepare a written statement of all problems or deficiencies observed by them and both field representatives shall date and sign the report. Lessor shall promptly cause the contractors performing work on the project to correct all problems or deficiencies set out in the report, but if there is a disagreement concerning the need for or nature of any corrective action, Lessee and Lessor shall meet and confer with one another, together with the Architect and any other experts either party deems necessary, to determine what corrective action, if any, is necessary.

        8.    Punch List.

          8.1.  At or before the delivery of possession of the Premises to Lessee, Lessor's and Lessee's Field Representatives shall conduct a final inspection of the premises and shall compile three (3) lists identifying any defects and other deficiencies and incomplete work that are outside the scope of the authority or concern of the building official. The first punch list (the "First Punch List") shall identify any items described in the Lease, which are not required to be complete on the Commencement Date, which have not been completed. The second punch list (the "Minor Defects Punch List") shall identify matters not on the First Punch List that affect the appearance of the improvements but do not materially affect the ability of Lessee to conduct its business on the premises ("Minor Items"). The third punch list (the "Major Defects Punch List") shall identify those matters not on the First Punch List that materially affect the ability of Lessee to conduct its business on the Premises. Lessor shall cause the contractors performing work on the project diligently to undertake the correction or completion of all items on the three punch lists. The Commencement Date shall not be postponed on account of the First Punch List or the Minor Defects Punch List but shall be postponed until the items on the Major Defects Punch List have been corrected or completed, as the case may be.

          8.2.  It is understood and agreed that some defects may not become apparent until the building is in use and, therefore, may not be listed in any of the three punch lists delivered before the Commencement Date. Lessee shall deliver to Lessor a fourth punch list (the "Final Punch List") not later than three (3) months after receipt of a final Certificate of Occupancy for the Premises, and Lessor shall, upon receipt thereof, cause the contractors performing work on the project diligently to proceed to correct all items set forth on the Final Punch List. Landlord shall not be responsible for the correction of any defects or deficiencies in the work that are not included on the Final Punch List, or if the Final Punch List is not delivered before the end of the three (3) month period.

          8.3.  Tenant's rights concerning latent defects shall be those arising by operating of law.

        9.    Changes.    If Lessee requests that any changes be made in the description of the Office Improvements set out in Exhibit B to the Lease or the Office Improvement Plans (as defined in Paragraph 4.3) ("Changes"), Lessor shall cause the Architect to prepare additional plans implementing such Change. Lessee shall pay the cost of preparing additional plans within ten (10) days after receipt of Lessor's invoice therefor. As soon as practicable after the completion of such additional plans, Lessor shall notify Lessee of the estimated cost of the Changes. Within three (3) working days after receipt of such cost estimate, Lessee shall notify Lessor in writing whether Lessee approves the Change. If Lessee approves the Change, Lessor shall proceed with the Change and Lessee shall be liable for any additional cost resulting from the Change. If Lessee fails to approve the Change within such three (3) day period, construction of the Office Improvements shall proceed as provided in accordance with the original Construction Documents.

        10.    Delays Caused by Lessee.    Lessee shall be responsible for, and shall pay to Lessor, any and all costs and expenses incurred by Lessor in connection with any delay in the commencement or completion of any Lessor Warehouse Improvements or Office Improvements and any increase in the cost of Lessor Warehouse Improvements or Office Improvements caused by (i) the processing of Lessee's request for Changes under Paragraph 9 or from constructing those Changes, or (ii) any other delay requested or caused by Lessee (collectively, "Lessee Delays").

        11.    Delivery of Premises.    Upon Substantial Completion of the Basic Warehouse Improvements, the Lessor Warehouse Improvements and the Lessee Improvements to be Constructed by Lessor (other than the installation of the air conditioning units, their thermostats and their related appurtenances and the installation of the exterior wall insulation (the "A/C and Wall Insulation")) Lessor shall deliver possession of the Premises to Lessee. If Lessor has not Substantially Completed the Basic Warehouse Improvements, the Lessor Warehouse Improvements and the Lessee Improvements to be Constructed by Lessor (other than the A/C and Wall Insulation) and tendered possession of the Premises to Lessee on or before the Commencement Date specified in Paragraph 1.3 of the Lease, or if Lessor is unable for any other reason to deliver possession of the Premises to Lessee on or before such date, neither Lessor nor its representatives shall be liable to Lessee for any damage resulting from the delay in completing such construction obligations and/or delivering possession to Lessee and the Lease shall remain in full force and effect unless and until it is cancelled under the express provisions of this Paragraph or Paragraph 3.3 of the Lease. If any delays in Substantially Completing the Basic Warehouse Improvements, the Lessor Warehouse Improvements and the Lessor Improvements to be Constructed by Lessor are attributable to Lessee Delays, then the Premises shall be deemed to have been Substantially Completed and delivered to Lessee on the date on which Lessor could have Substantially Completed the Premises and tendered the Premises to Lessee but for such Lessee Delays. Any element of work undertaken pursuant to this Construction Rider shall be deemed "Substantially Complete" upon the issuance by the Architect of an AIA Certificate of Substantial Completion relating to such work.

        Notwithstanding the foregoing, if the Substantial Completion of the Lessor Warehouse Improvements (other than the A/C and Wall Insulation) and Lessor's delivery of possession of the Premises to Lessee have not occurred or been deemed to have occurred within six (6) months after the Commencement Date, either party, by written notice to the other party given within ten (10) days after the expiration of such six (6) month period, may terminate this Lease without any liability to the other party.

        12.    Completion of Office Improvements.    Lessor shall Substantially Complete the Office Improvements by January 15, 2002 (the "Office Completion Date"). There shall be no abatement of the Rent due under the Lease between the Commencement Date and the Office Completion Date due to the fact that the Office Improvements have not been completed. If the Office Improvements are not completed by the Office Completion Date, the Base Rent under the Lease shall be reduced by $1.00 per square foot per month (prorated for partial months) for any portion of the Office Improvements that remain unavailable to Lessee until such date as the Office Improvements are Substantially Complete.

        Following Substantial Completion of the Office Improvement, Lessor and Lessee shall inspect the Premises and jointly prepare a "punch list" of agreed items of construction remaining to be completed. Lessor shall complete the items set forth in the punch list as soon as reasonably possible. Lessee shall cooperate with and accommodate Lessor and Lessor's contractor in completing the items on the punch list.

        13.    Substantial Completion of the A/C and Wall Insulation.    Lessor shall Substantially Complete the A/C and Wall Insulation by the later of (1) the date that is 120 days after the execution of the Lease or (2) January 1, 2002 (the "A/C and Wall Insulation Completion Date"). There shall be no abatement of the Rent due under the Lease between the Commencement Date and the A/C and Wall Insulation Completion Date due to the fact that the A/C and Wall Insulation have not been completed. If the A/C and Wall Insulation is not completed by the A/C and Wall Insulation Completion Date, the Base Rent under the Lease shall be reduced by $77.71 per day (($310,869 × ..09)/360 = $77.71) from the AC and Wall Insulation Completion Date through March 31, 2002, and by $750.00 per day ((50,000 sq. ft. × $0.45)/30 = $750.00) after March 31, 2002 until such date as the A/C and Wall Insulation are Substantially Complete.

        Following Substantial Completion of the A/C and Wall Insulation, Lessor and Lessee shall inspect the Premises and jointly prepare a "punch list" of agreed items of A/C and Wall Insulation construction remaining to be completed. Lessor shall complete the items set forth on the punch list as soon as reasonably possible. Lessee shall cooperate with and accommodate Lessor and Lessor's contractor in completing the items on the punch list.

        14.    Force Majeure.    If Lessor is delayed at any time in the start or progress of any work for which Lessor is responsible by any delay caused by an Act of God, labor disputes, inclement weather, delay in deliveries, fire or other casualty, delays in the issuance of necessary permits by government agencies, or other causes beyond Lessor's control, then the schedule for the work and its completion shall be extended for a time that fairly and reasonably reflects the actual delay caused by the event.

        15.    Designation of Representatives.

          15.1.  Lessee's initial representative for the execution of required documents ("Lessee Signatory") is:

Name:	Jeffrey B. O'Neill, CEO
Address:	607 Airpark Road Napa, California 94558
Telephone:	(707) 254-4900
Facsimile:	(707) 254-4920

          15.2.  Lessee's initial representative to give and receive instructions at the job site ("Lessee's Field Representative") is:

Name:	Jeffrey B. O'Neill, CEO
Address:	607 Airpark Road Napa, California 94558
Telephone:	(707) 254-4900
Facsimile:	(707) 254-4920

          15.3.  Lessor's initial representative to give and receive instructions at the job site ("Lessor's Field Representative") is:

Name:	Peter T. Stravinski
Address:	413 West Yosemite Avenue Suite 105 Madera, California 93637
Telephone:	(559) 674-0906
Facsimile:	(559) 661-7506

          15.4.  Lessor's initial representative for the execution of required documents ("Lessor's Signatory") is:

Name:	Peter T. Stravinski
Address:	SDG COMMERCE 201 413 West Yosemite Avenue Suite 105 Madera, California 93637
Telephone:	(559) 674-0906
Facsimile:	(559) 661-7506

          15.5.  Either party may, at any time, and from time to time, replace its designated Signatory or Field Representative by giving written notice of the change to the other party.

          15.6.  In all matters specified in this Agreement to be done or approved by a party's Field Representative, the doing of the act or the giving of written approval by the Field Representative shall be conclusive and may be relied upon by the other party. Wherever this Agreement does not specify that an action is to be done or approved by the Field Representative, the act or written approval of the party's designated Signatory shall be required, shall be conclusive, and may be relied upon by the other party. No person may act on behalf of Lessee or Lessor other than their respective Field Representatives and Signatories.

COMMERCE 201 GOLDEN STATE WAREHOUSE IMPROVEMENTS SCHEDULE 1 Costs						NOT A PART
Tenant Improvement	QUAN.	UNIT	UNIT PRICE	TOTAL COST	SCHEDULE 1 COSTS	ESTIMATED BALANCE OF COSTS	NOTES
Architect	1	LS	5,000.00	8,000	8,000	0	Dale Rutherford, A.I.A.
Structural Engineer	1	LS	2,500.00	2,500	2,500	0	R.H. Welty Assoc.
Civil Engineer	1	LS	2,500.00	2,500	0	2,500	RSLA
General Conditions	1	LS	22,171	22,171	5,000	17,171
Demolition				—	—	—
Sawcut Concrete	450	LF	2.50	1,150	0	1,150
Remove concrete	508	LF	2.00	1,016	0	1,016
Earthwork				—	—	—
Grade Conc. Pads and Truck Unloading	9,056	BF	1.00	???56	0	9,058
Deduct A.C. Paving	-9,056	BF	0.75	???	0	-3,792
Underground Sewer				—	—	—
3" Water Service and Tie-in	1	LB	4,000.00	4,000	650	3,350	Allow
3" Water Backflow Preventer	1	LB	6,000.00	6,000	500	5,500	Allow
Process Waste (4")	462	LF	50.00	23,100	23,100	0	LeDuc & Dexter
Sanitary Waste (4")	274	BF	25.00	6,850	6,850	0	LeDuc & Dexter
Shut-Off Valves	4	EA	500.00	2,000	2,000	0	LeDuc & Dexter
Waste Trap	2	EA	1,500.00	3,000	3,000	0	LeDuc & Dexter
Backwater Valve	2	EA	300.00	800	600	0	LeDuc & Dexter
Sampling Manhole	2	EA	3,140.00	6,280	3,140	3,140	LeDuc & Dexter
Sewer Lift Station & Pump	2	EA	15,543.00	31,086	31,086	0	Heide/Rick Moore/ICC
Contribution from ICC	1	LS	-5,000.00	-5,000	-5,000	0
Concrete & Rebar				—	—	—
Concrete S.O.G. patch (6")	508	SF	8.00	3,048	0	3,048
Concrete @ new bollards	12	CY	100.00	1,227	0	1,227
Concrete curbs (15")	500	LF	20.00	10,000	0	10,000
Concrete Topping @ Cellar & Barrel W. (6")	7,125	SF	5.00	35,627	0	35,627
Concrete Footing @ Masonry Wall	25	CY	150.00	3,833	0	3,833
Concrete Utility Slab (6")	1,600	SF	4.50	7,200	0	7,200
Concrete Truck Unloading Slab (6")	840	SF	5.50	4,820	0	4,820
Concrete Paving (6")	6,316	SF	3.50	22,106	0	22,106
Concrete Tank Pad (2")	36	CY	350.00	12,548	0	12,548
Concrete Equip. Pads @ Process Yard	400	SF	4.00	1,600	0	1,600
Masonry Walls (8.5')	978	SF	10.50	10,264	0	10,264	Chain Link Fence if allowed by City
Steel & Misc. Iron				—	—	—
Pipe bollards	15	EA	225.00	3,375	0	3,375
Metal Canopy @ Utility Enclosure	1,600	SF	10.00	16,000	0	16,000	Allow
Unistrut Pipe Supports (@ 4' o.c.)	100	EA	70.60	7,060	0	7,060	Unistrut/ICC/Allow
Chain Link Gates @ Process Yard	3	EA	300.00	900	0	900	Allow
Finish Carpentry	60	HR	25.00	1,500	0	1,500
Insulation				—	—	—
?-18 Batt Insulation @ Demising Walls	22,862	SF	0.38	8,688	0	8,688
2" Rigid @ Barrel Storefront	297	SF	2.50	743	0	743
Caulk Joints @ Bottling Area	2,759	LF	1.50	4,130	0	4,130

HM Doors				—	—	—
Standard Frames	2	EA	150.00	300	0	300
Doors	2	EA	165.00	330	0	330
Sectional Doors				—	—	—
14' x 14' Auto. Insulated Sec. Dr. (R-13)	2	EA	2,200.00	4,400	400	4,000	Barton
10' x 12' Auto. Insulated Sec. Dr. (R-13)	0	EA	1,800.00	0	0	0	Barton
Deduct 10' x 12' Auto. Insulated Sec. Dr. (R-13)	-1	EA	1,800.00	-1,800	0	-1,800	Barton
Finish Hardware	2	EA	300.00	600	0	600
Gyp. Drywall & MH. Studs				—	—	—
Full Ht. Demising Wall (30')	11,431	SF	2.35	26,863	0	26,863	Denham Contracting
Storefront Protection Wall	340	SF	2.35	799	0	799	Denham Contracting
Gyp. Drywall—Walls	23,202	SF	1.05	24,362	0	24,362	Denham Contracting
Vapor Barrier @ Barrel Demising Walls (10 mil Poly)	26,291	SF	0.30	7,887	0	7,887	Conelar/ICC
Plywood Wainscoting (5/8" to 6')	8,068	SF	2.40	19,363	0	19,363
FRP @ Barrel Wash (4' high)	476	SF	4.00	1,904	0	1,904
Painting
HM Frames	2	EA	45.00	90	0	90
HM Doors	2	EA	45.00	90	0	?0
Metal Canopy @ Utility Enclosure	1,000	SF	1.50	2,400	0	2,400
Clear Middleweight @ Barrel Room Roof Structure	48,537	SF	0.52	27,245	0	27,245	Allow
Epoxy Barrel Room Columns	18	EA	150.00	2,700	0	2,700	Allow
Bollards	15	EA	25.00	375	0	375	Allow
Gyp. Drywall Walls	23,202	SF	0.35	8,121	0	8,121	Allow
Plywood	8,068	SF	0.45	3,631	0	3,631	Allow
Rubber Base (6")	2,212	LF	1.40	3,097	0	3,097	Allow
Fire Extinguishers	15	EA	50.00	750	0	750
Epoxy Floor Coating in Curbed Basins	7,125	SF	3.50	24,838	0	24,838	Allow
Plumbing
Process Waste (4")	80	LF	55.00	4,400	0	4,400	LeDuc & Dexter
Sanitary Waste (4")	6	LF	40.00	240	0	240	LeDuc & Dexter
Floor Drains	3	EA	600.00	Included	Included	Included	LeDuc & Dexter
3" Water Line	80	LF	15.00	1,200	0	1,200	Allow
Eyewash/Shower Unit	2	EA	1,000.00	2,000	0	2,000	Allow
Trench Drain	80	LF	60.00	5,400	0	5,400	Allow
Gas Line (2")	880	LF	12.00	10,560	0	10,560	Allow
HVAC				—	—	—
Humidification System	48,300	SF	1.00	48,300	0	48,300	Ed ???
Refrigeration Upgrades a Barrel Storage				—	—	—
Increase Coil Size to Reduce TD for Humidty Control	4	EA	3,586.75	14,347	14,347	0	Hussmann Corp.
Add Electro-Coating on Coils for Fermentation Cases	4	EA	2,332.50	9,330	9,330	0	Hussmann Corp.
Add Stainless Steel Condensate Pans	4	EA	300.00	1,200	1,200	0	Hussmann Corp.
Fire Protection System	1	LS	4,066.67	4,067	0	4,067	Cen-Cal Fire Sys.

Electrical				—	—	—
Underground Elec. Conduit to Process Area (future panel)	500	LF	31.60	15,800	15,800	0	Rex Moore Elec.
Process Power and Upgrades	1	LS	171,208.00	171,209	0	171,209	Rex Moore Elec.
Utility Co. Conn. Fees (New Service)	1	LS	28,310.00	28,310	28,310	0	PG & E/ICC
Bldg. Permit (UBC)	1	LS	6,403.57	6,404	1,877	4,427	Am Cyn
Sewer Fixture Fee (20 Fixture Units)	20	LS	286.00	5,720	0	5,720	Am Cyn
3" Water Meter Charge	1	LS	2,052.00	2,052	0	2,052	Am Cyn
3" Water Distribution Charge	1	LS	13,888.00	13,888	0	13,888	An Cyn
Waste Water Connection Fee				Not Included	Not Included	Not Included
Water Demand Charge				Not Included	Not Included	Not Included
				—	—	—
SUBTOTAL				$775,866	$163,791	$622,076
LIABILITY INSURANCE @ .5%				3,879	769	3,110
OVERHEAD @ 6%				46,552	?,227	37,324
PROFIT @ 4%				31,035	?,152	24,883
TOTAL				$867,331	$185,333	$617,352
Less Credit for Prior Payments				-75,000	-75,000	0

TOTAL TO BE PAID BY LESSEE				782,331	???	687,392

SCHEDULE 2 TO CONSTRUCTION RIDER

PARTIES:	SDG COMMERCE 201, LLC, as Lessor
GOLDEN STATE VINTNERS, INC., as Lessee
PREMISES:	1175 Commerce Boulevard, American Canyon, Napa County, California
Agreed Price Of Office Improvements:		$291,997.00
Less:	Allowance ($44.20 x 3,000 sq. ft.)	132,600.00

	Excess of Agreed Price over Allowance	$159,397.00
Less:	Portion attributable to warehouse/barrel storage/Bottling line payable by Lessee*	65,907.00	*

	Portion to be paid by Lessor	$93,490.00

*
Lessee will pay this sum—$65,907.00—to Lessor upon execution of the Lease.

AUTHORIZATION TO SUBSTITUTE
CORRECTED FIRST PAGE OF LEASE

        The undersigned are the Lessee and Lessor named in that certain Standard Industrial/Commercial Multi-Tenant Lease—Net dated for reference purposes September 6, 2001, regarding Premises therein described as approximately 149,066 square feet of an 200,928 square foot tilt-up concrete warehouse/distribution building at 1175 Commerce Boulevard in the City of American Canyon, Napa County, California.

        The Lessor and Lessee have determined that an unintended error appears at paragraph 1.3 on the first page of the Lease, where the Expiration Date is incorrectly stated to be April 30, 2010, rather than the intended and correct date, which is April 30, 2014.

        Lessor and Lessee authorize one another to remove the erroneous first page of the Lease and substitute in its place the proper first page in the form attached hereto.

AGREED TO AND ACCEPTED BY:		AGREED TO AND ACCEPTED BY:
SDG COMMERCE 201, LLC, a California limited liability company		GOLDEN STATE VINTNERS, a California corporation
By:	/s/ PETER T. STRAVINSKI Peter T. Stravinski	By:	/s/ JEFFREY B. O'NEILL Jeffrey B. O'Neill
Its:	Manager	Its:	Chief Executive Officer
Executed on: Dec. 10, 2001		Executed on: Dec. 5, 2001

ADDENDUM NO. 1

        This is ADDENDUM NO. 1 (this "Addendum") to that certain Standard Industrial/Commercial Multi-Tenant Lease—Net dated September 6, 2001, in which SDG Commerce 201, LLC is referred to as "Lessor" and Golden State Vintners, Inc., a California Corporation is referred to as "Lessee."

        1.    Base Rent Adjustment.    The Base Rent shall be increased on November 1, 2003, and on November 1 of every second year thereafter (i.e., 2005, 2007, etc.), during both the Original Term and the Option Periods. The amount of each such increase shall be $2,236.00 per month (based on Premises of 149,066 square feet x 1.5¢ ($.015)).

        2.    Additional Rules and Regulations are as follows.

          (a)  No open burning is permitted;

          (b)  All waste must be disposed of in strict compliance with Federal, State, and Local Law regulations;

          (c)  Trash shall be kept in covered bins in the trash enclosures provided by the Lessor. Trash must be disposed of on a regular basis and often enough to avoid overflows;

          (d)  Truck Tractors and Truck Trailers parking shall be at the locations shown in Exhibit "A" attached to the Lease;

          (e)  The premises, including fences, shall be kept free of weeds, etc.;

          (f)    Automobile parking is limited to automobiles for on-site employees and visitors to on-site businesses. Parking for off-site uses is not permitted;

          (g)  No outside storage of equipment, goods, vehicles or materials is permitted, but short-term parking or rolling stock is permitted;

          (h)  Truck and Trailer maintenance is not permitted. Trucks and Trailers needing maintenance will be removed to off-premises locations for that service. Lessee is responsible to require all of its visitors, vendors, invites, employees, and licensees to conform to these rules and regulations;

          (i)    No camping, sleeping (except brief napping while loading or unloading is in progress) or preparation of meals is permitted, except for areas inside the building that are designated for that purpose; and

          (j)    The Project is adjacent to environmentally sensitive wetlands, and the Rules and Regulations set out in the Lease, including this Addendum, will be interpreted, applied and followed with consideration for the environmental setting of the Project.

        3.    Rental Checks.    Rental Checks shall be made payable to the order of SDG Commerce 201, LLC and sent to:

    Ms. Darla Dawes
    SDG COMMERCE 201, LLC
    413 West Yosemite Avenue
    Suite 105
    Madera, California 93637
    Telephone: (559) 674-0906
    Facsimile: (559) 661-7506
    E-mail Address: ddawes@icc-stravinski.com

        Lessor may change the foregoing rent payment instruction at any time by giving written notice of the change to Lessee.

1

        4.    Limit on Lessee's Share of First Year's Common Area Operating Expense.    Lessee's share of the Common Area Operating Expenses for the first twelve months after the Commencement Date shall not exceed $0.07 (seven cents) per square foot per month.

        5.    Option Periods.    Lessee shall have two (2) options to renew this Lease for periods of five (5) years each (each, an "Option Period"). The second option may not be exercised unless the first option has been exercised. Lessee must exercise the option to renew by giving Lessor an irrevocable notice stating that Lessee has exercised its option to renew at least two-hundred seventy (270) days before the expiration of the Lease Term, taking into account any prior extensions thereof. The Base Rent for each Option Period will be subject to increase pursuant to Section 1 of this Addendum, but not otherwise.

        6.    Early Possession.    Lessee's occupancy of the Premises prior to the Commencement Date, as set out in Lease Paragraphs 1.4, 3.2 and 3.4, is for the limited purpose of allowing Lessee to begin installing Lessee's equipment and fixtures and to begin inventory loading. Lessee's occupancy during the Early Possession Period is subject to such reasonable limitations as Lessor may impose so as to prevent inefficiencies, delays, unsafe conditions, added costs and other interference with the work of improvement in progress. Lessor has no obligation to permit Early Possession unless and until all of the following have been satisfied: the local building official has issued a temporary certificate of occupancy or other authorization for early occupancy; Lessee has paid the amounts required by Paragraph 1.7 of the Lease; and Lessee has complied with the requirements of Lease Paragraph 3.4.

        7.    Arbitration.

          (a)  All claims, disputes, and other matters in question between Landlord and Tenant arising out of, or relating to this Agreement or the breach thereof, will be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association in effect as of the Commencement Date subject to the limitations of this section. This Agreement so to arbitrate and any other agreement or consent to arbitrate entered into in accordance herewith as provided in this section will be specifically enforceable under the prevailing law of any court having jurisdiction.

          (b)  Notice of the demand for arbitration will be filed in writing with the other party to the Lease and with the American Arbitration Association. The demand for arbitration will be made within a reasonable time after the claim, dispute, or other matter in question has arisen, and in no event shall any such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute, or other matter in question would be barred by the applicable statue of limitations.

          (c)  No arbitration arising out of or relating to this Lease shall include by consolidation, joinder, or in any other manner, any other person or entity, including agents, employees, or consultants who are not parties to this Lease, unless:

            (i)    The inclusion of such other person or entity is necessary if complete relief is to be afforded among those who are already parties to the arbitration; and

            (ii)  The written consent of the other person or entity sought to be included and of Lessor and Lessee have been obtained for such inclusion, which consent shall make specific reference to this paragraph; but no such consent shall constitute consent to arbitration of any dispute not specifically described in such consent or to arbitration with any party not specifically identified in such consent.

          (d)  The award rendered by the arbitrators will be final and judgment may be entered upon it in any court having jurisdiction thereof, and will not be subject to modification or appeal except to the extent permitted by Sections 10 and 11 of the Federal Arbitration Act (U.S.C. § § 10, 11).

2

        8.    Wine Barrel Operation.    The wine barrel operation listed as an "Agreed Use" in Section 1.8 of the Lease is storage and aging of wine in barrels both before and after fermentation has been arrested.

          (a)    Limited Location.    Exhibit 'A' to the Lease designates the location within the Premises where a barrel storage operation may be conducted. The barrel storage operation is not permitted on any other part of the Premises.

          (b)    Standards of Operation.    Lessee shall use commercially reasonable efforts and practices to maintain the barrel storage area constantly at a temperature not less than 50 degrees Fahrenheit and not greater than 60 degrees Fahrenheit. Lessee shall use commercially reasonable efforts and practices to maintain the barrel storage area constantly at a humidity not in excess of 87%.

        9.    Office Improvements.    Lessor's responsibilities for improving the Premises with office space are described in this paragraph.

          (a)  The Premises include approximately 3,669 square feet, in two separate office areas, that will be improved for use as office space. The locations of the two office areas and their respective approximate square footages are shown in Exhibit "A" to the Lease. The finish specifications for the Office Space are set out in Exhibit "B" to the Lease.

          (b)  Lessor will cause to be constructed the office improvements described in Exhibit "B" to the Lease at the locations described in Exhibit "A" to the Lease. The office improvements to be constructed by Lessor are referred to in this Addendum as the "Office Improvements".

        10.    Warehouse Modifications by Lessor.    The Project design for which building permits are in effect upon the execution of this Lease is for a warehouse without air conditioning or insulation. Lessor will be responsible to make and will bear the cost of the following improvements to the Project (the "Lessor Warehouse Improvements"): (i) construct a demising wall at the north end of the Premises to separate the Premises from other space within the Building; (ii) upgrade the electrical panel that serves the entire project to a 3000 amp panel, which shall be allocated first to the needs of the Common Area (e.g., fire pump, site lighting) and next to the needs of the tenants in proportion to Building square footage; (iii) install night air cooling and air conditioning systems substantially similar to the night air cooling and air conditioning systems in the existing buildings (owned by Lessor's affiliates) at 175 Tower Road and 75 South Kelly Road, Napa County; (iv) install insulation with an "R" factor of 30 for the roof insulation and 10.8 for the exterior wall insulation; and (v) construct an added parking area, which is shown on Exhibit 'A.'

        11.    Warehouse Modifications by Tenant.

          (a)  Lessee's use of the Premises for its wine barrel operation and bottling line require that the Project design for which building permits are in effect upon the execution of this Lease be modified to include, among other things, natural gas service, high temperature sewer pipe, special electrical distribution, epoxy painting of roof members, spillage containment in the bottling room and special piping, (collectively, "Lessee's Warehouse Improvements"). Lessor agrees to use best commercially reasonable efforts to assist Lessee to obtain all necessary permits and entitlements that may be necessary to construct the Lessee Warehouse Improvements.

          (b)  The cost of the Lessee's Warehouse Improvements will be borne by Lessee. Lessee may contract with Lessor's affiliate and approved project contractor, Industrial & Commercial Contractors, L.P., ("ICC") at a price, on terms and on a schedule mutually acceptable to Lessee and ICC, for the construction of the Lessee's Warehouse Improvements. If Lessee and ICC are unable to reach agreement as to any such matters, Lessee may cause the Lessee's Warehouse Improvements to be constructed by any other qualified contractor selected by Lessee with Lessor's approval, which shall not be unreasonably withheld or delayed.

3

          (c)  Except as provided in the Construction Rider, Lessor is not responsible for the completion of the Lessee Warehouse Improvements; provided, however, that Lessor shall use best commercially reasonable efforts to cooperate with Lessee's selected contractor to ensure timely and efficient construction of the Lessee Warehouse Improvements. The completion of the Lessee Warehouse Improvements is not a condition to the Commencement Date or any of Lessee's obligations under the Lease.

        12.    Reduction and Substitution of Security Deposit.

          (a)    Reduction.    Ninety (90) days after the completion of the Lessee Warehouse Improvements, and providing that Lessee is not Breach under the Lease, Lessor shall return to Lessee one-half of the Security Deposit set out in paragraph 1.7 of the Lease.

          (b)    Substitution.    If Lessee is not in Breach of any of its obligations under the Lease, then at any time on or after the date when one-half (1/2) of Lessee's Security Deposit has been returned to Lessee pursuant to paragraph (a), Lessee may provide a letter of credit in favor of Lessor and complying with the requirements of this paragraph in place of its Security Deposit, and upon the delivery of the letter of credit to Lessor, Lessor will return the full amount of Lessee's Security Deposit then held by Lessor. The letter of credit must be a demand letter of credit issued by a bank having a credit standing satisfactory to Lessor. The letter of credit must permit draws to be made against it in an amount equal to the Security Deposit to which Lessor was entitled by the terms of the Lease immediately prior to the substitution of the letter of credit in place of the Security Deposit. A demand upon Lessee for the payment of the amount claimed by Lessor to be due shall not be a prerequisite to Lessor's right to make a draw upon the letter of credit. The letter of credit must be in form and content satisfactory to Lessor's lender in its sole business judgment. The letter of credit must permit draw to be made by Lessor, upon demand, solely on Lessor's claim that the amount of the draw is owed by Lessee to Lessor under the Lease. Lessee and Lessor agree to use good faith efforts to cause Lessor's lender to waive the requirement of any Security Deposit under the Lease, and if that waiver is obtained, no Security Deposit shall be required under the Lease.

        13.    Parking Spaces Allocation.

          (a)    Reserved Parking.    Lessee shall have the right to the exclusive use of seventeen (17) automobile parking spaces, to be designated by Lessor, which shall be marked for Lessee's use at Lessee's expense in accordance with the project standard established by Lessor for private parking space designation. Lessor has no obligation to enforce Lessee's rights to reserved parking spaces against intrusion or misuse by other tenants, visitors or other persons.

          (b)    General Parking.    Lessor may designate a reasonable number of reserved parking spaces for other tenants.

          (c)    Reserved Parking for Other Tenants.    Lessee shall have no right to use parking that Lessor designates as reserved parking for other tenants. Lessee shall have the right to use non-reserved parking spaces in the proportion that the building square footage of the Premises bears to the building square footage of the Project.

          (d)    Changes in Number and Location of Parking Spaces.    Lessor may make minor reductions in the number, location and configuration of parking spaces, if permitted by the governmental agencies having jurisdiction over such matters.

4

        14.    Additional Items.

          (a)  Lessee shall be responsible for the cost of Lessee's own telephone and computer equipment and the associated installation of said systems and wiring. Lessee further agrees to have Lessee's telephone and computer equipment installers coordinate the systems installation with Lessor and any adjacent tenants that may be affected during said installation. Lessor agrees to cooperate with Lessee's installers as reasonably requested, but all such work must be undertaken subject to the general provisions set out in Paragraph 6 of this Addendum.

          (b)  If Lessee enters into a sublease of all or any part of the Premises, or if Lessee assigns the Lease (provided that the sublease or assignment is permitted under the Lease) the amount of any consideration paid by the sublessee or assignee to Lessor on account of the sublease or assignment, and any rent under the sublease in excess of the Rent for the subleased space payable under this Lease shall be evenly split between Lessor and Lessee. Notwithstanding the foregoing, during the Original Term, Lessee shall not be obligated to split with Lessor any rent under a sublease in excess of the Rent for the subleased space payable under the Lease.

          (c)  Lessee is a publicly traded company who is required to make certain financial information publicly available through filings with instrumentalities of the United States. The following provisions of this paragraph apply only during such time as Lessee is no longer required to file such financial information with instrumentalities of the United States. No more often than once a year, within ten (10) business days after Lessor's written request, Lessee shall provide Lessor with financial information reasonably sufficient for Lessor and Lessor's lender to evaluate Lessee's credit, which shall include, but not be limited to, Lessee's balance sheets, profit and loss statements and U.S. federal tax returns for the then most recent three (3) years and such other information that is reasonably requested by Lessor or Lessor's lender.

          (d)  Lessee understands that the Building in which the Premises are located is a food grade warehouse. Lessee understands that vermin control and cleanliness in each part of the Building is interdependent with vermin control and cleanliness in other parts of the Building. Lessee agrees to maintain vermin control and cleanliness in the office space and the warehouse space consistent with the highest standards of the wine storage industry in the Napa Valley wine production area. Lessor shall use commercially reasonable efforts and practices to require all other tenants of the Building to maintain vermin control and cleanliness to a standard equal to that required of Lessee.

          (e)  Lessor shall have the exclusive right to place signage on the Building, if such signage is permitted by the City of American Canyon and applicable title restrictions. The Lessee's signage shall be approved by all necessary regulatory agencies. Lessor has no obligation to install or maintain signs. Lessor shall establish criteria for signs within the Project to which Lessee and all other tenants must conform. Lessee shall not be required to replace or change signs on account of changes in the sign criteria established by Lessor after Lessee's sign or signs have been installed.

          (f)    Exhibits 'A,' 'B,' and 'C,' attached to the Lease, are incorporated as part of this Addendum. All Exhibits referred to in this Addendum are references to the Exhibits attached to the Lease.

        15.    Governing Law.    This Lease shall be governed by and construed in accordance with California law.

        16.    Time of Essence.    Time is of the essence in this Lease.

        17.    Entire Agreement.    This Lease sets forth all the agreements between Lessor and Lessee concerning the Premises, and there are no other agreements either oral or written other than as set forth in this Lease.

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        18.    Drafting.    The parties to this Lease agree that this Lease is the product of joint drafting and negotiation and that should any of the terms be determined by a court, or in any type of quasi-judicial or other proceeding, to be vague, ambiguous and/or unintelligible, that the same sentences, phrases, clauses or other wordage or language of any kind shall not be construed against either party on the basis of that party being the drafting party.

        19.    Condition of the Premises.    The provisions of Lease Paragraph 2.2 and other provisions of the Lease concerning the condition of the Premises upon Lessee's taking possession are subject to and amended by the provisions of this Addendum regarding the Office Improvements, the Warehouse Modifications by Lessor and the Warehouse Modifications by Tenant, and the Commencement Date will not be delayed and rent will not be abated pending the completion of that work as scheduled.

        20.    Recalculation of Square Footage and Rent.    Notwithstanding the provisions of Paragraph 2.1 of the Lease to the contrary, Lessor and Lessee agree that the actual square footage of the Premises and of the Building will be measured upon the completion of the Building and such measurement shall be agreed upon by Lessor and Lessee. If there is a difference between the square footages set out in Paragraph 1.2 of the Lease, Lessor and Lessee shall execute an amendment to the Lease to set out the corrected measurements in Paragraph 1.2, and to make proportional adjustments in Lessee's Share of Common Area Expenses under Paragraph 1.6, the Base Rent and Common Area Expenses under Paragraph 1.7, and the Base Rent increase specified in Paragraph 1 of this Addendum.

        21.    Acknowledgements.    The Building is under construction at the time of the execution of the Lease. Lessor has submitted the plans for the Building to the building official of the City of American Canyon, who is charged with the legal duty to determine whether the Building complies with the applicable building codes and the Americans with Disabilities Act. Lessee has made no independent examination concerning the compliance of the Building with any such laws. Lessee has made its own investigation concerning the suitability of the Premises for Lessee's intended use, has not relied on any representations or warranties of Lessor in that regard, and assumes all responsibility for Lessee's determination thereof.

        22.    Early Possession.    If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Rent shall be abated for the period of the early possession. All other terms of the Lease shall, however, be in full force and effect during the period of early possession.

        23.    Substitution of Lease Paragraph 12.1(b).    The transfer of any securities of Lessee that are listed or approved for listing upon notice of issuance on a national securities exchange or on the National Market System of the Nasdaq Stock Market (or any successor to that entity) shall not be deemed to constitute a change in control that constitutes an assignment of this Lease that requires consent. Any sale, assignment or transfer of any securities other than those so listed or approved for listing shall constitute an assignment of this Lease requiring consent if the sale, assignment or transfer is of a controlling interest in Lessee (i.e., the possession directly or indirectly of the power to direct or cause the direction of the management and policies of the Lessee, whether through the ownership of voting securities, or by contract or otherwise).

AGREED TO AND ACCEPTED BY:		AGREED TO AND ACCEPTED BY:
GOLDEN STATE VINTNERS, a California corporation		SDG COMMERCE 201, LLC, a California limited liability company
By:	/s/ JEFFREY B. O'NEILL Jeffrey B. O'Neill	By:	/s/ PETER T. STRAVINSKI Peter T. Stravinski
Its:	CEO	Its:	Manager
Executed on: [ILLEGIBLE] 6, 2001		Executed on: 9/11, 2001
Telephone: Facsimile:	(707) 254-4900 (707) 254-4920	Telephone: Facsimile:	(559) 674-0906 (559) 661-7506

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List of Exhibits

Exhibit 'A'	Truck Tractor & Truck Trailer Parking
Exhibit 'A'	Location of Barrel Storage Operation
Exhibit 'A'	Premises
Exhibit 'A'	Lessee Warehouse Improvements Constructed by Lessor
Exhibit 'B'	Office Specifications
Exhibit 'B'	Office Improvements to be Constructed
Exhibit 'C'	Construction Rider

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QuickLinks

  EXHIBIT 10.24
[LOGO] STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE—NET AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
EXHIBIT "A"
[MAP]
  EXHIBIT "B"
GOLDEN STATE VINTNERS COMMERCE 201 WAREHOUSE OFFICE TENANT IMPROVEMENTS FINISH SPECIFICATIONS July 23, 2001
EXHIBIT C ATTACHED TO AND FORMING A PART OF STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE—NET DATED AS OF SEPTEMBER 6, 2001 BETWEEN SDG COMMERCE 201 LLC, AS LESSOR, AND GOLDEN STATE VINTNERS, INC., AS LESSEE ("LEASE") CONSTRUCTION RIDER
SCHEDULE 2 TO CONSTRUCTION RIDER
ADDENDUM NO. 1